UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2025

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 478-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NCDL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 10, 2025, Nuveen Churchill Direct Lending Corp. (the “Company”) entered into those certain equity distribution agreements, each dated March 10, 2025 (collectively, the “Distribution Agreements”), by and among the Company, Churchill DLC Advisor LLC (the “Adviser”), Churchill Asset Management LLC (“Churchill”), and Churchill BDC Administration LLC (the “Administrator”), on the one hand, and each of Truist Securities, Inc., Citizens JMP Securities, LLC and Keefe, Bruyette & Woods, Inc. (collectively, the “Managers”), on the other hand. Under the Distribution Agreements, the Company may, but has no obligation to, issue and sell, from time to time, up to $200,000,000 in aggregate offering price of shares of its common stock, par value $0.01 per share (the “Shares”), through the Managers, or to them, as principals for their own accounts (the “ATM Program”). The Company intends to use the net proceeds from the ATM Program for general corporate purposes, which may include, among other things, investing in accordance with its investment objective and strategies, and repaying indebtedness (which may be subject to re-borrowing).
Sales of the Shares, if any, will be made under the prospectus supplement, dated March 10, 2025, relating to the Shares (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying base prospectus, dated December 20, 2024, included in the Shelf Registration Statement (as defined below) (together with the Prospectus Supplement and including, in each case, any information incorporated by reference therein, the “Prospectus”), by any method that is deemed to be part of an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the New York Stock Exchange or sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including, but not limited to, privately negotiated transactions, which may include block trades, as the Company and the Managers may agree.
The Managers will receive a commission from the Company of up to 1.5% of the gross sales price of any Shares sold through the Managers under the Distribution Agreements and the reimbursement of certain expenses. The foregoing rate of compensation shall not apply when the Managers act as principals, in which case the Company may sell Shares to the Managers as principal at a price agreed upon at the relevant applicable time pursuant to a Terms Agreement. The Distribution Agreements contain customary representations, warranties, and agreements of the Company, indemnification rights and obligations of the parties, and termination provisions.
Further details regarding the Distribution Agreements and the ATM Program are set forth in the Prospectus Supplement. The Shares, if any, will be issued pursuant to the Company’s registration statement on Form N-2 (File No. 333-283950) (the “Shelf Registration Statement”) and the Prospectus, as supplemented from time to time.
The foregoing description of the Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Equity Distribution Agreements and the Prospectus is attached as Exhibit 5.1 hereto.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Eversheds Sutherland (US) LLP
10.1
Form of Equity Distribution Agreement, dated March 10, 2025, by and among Nuveen Churchill Direct Lending Corp., Churchill DLC Advisor LLC, Churchill Asset Management LLC, and Churchill BDC Administration LLC, on the one hand, and each of Truist Securities, Inc., Citizens JMP Securities, LLC and Keefe, Bruyette & Woods, Inc., on the other hand

23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

Date: March 10, 2025	By:	/s/ Kenneth J. Kencel
		Name:	Kenneth J. Kencel
		Title:	President and Chief Executive Officer